                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

    HOW TO OBTAIN A TAXPAYER IDENTIFICATION NUMBER.--If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number), or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

    PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING.--Payees specifically exempted from backup withholding include the following:

    (1) A corporation.

    (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

    (3) The United States or any of its agencies or instrumentalities.

    (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (5) A foreign government or any of it political subdivisions, agencies or instrumentalities.

    (6) An international organization or any of its wholly owned agencies or instrumentalities.

    (7) A foreign central bank of issue.

    (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    (9) A real estate investment trust.

    (10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (11) A common trust fund operated by a bank under section 584(a).

    (12) A financial institution.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I OF THE SUBSTITUTE FORM W-9, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6045 of the Internal Revenue Code, and the regulation thereunder.

PENALTIES

    FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    PRIVACY ACT NOTICE.--Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or certain other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of such payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

                            ------------------------

-----------------------------------------------
WHAT NAME AND NUMBER TO GIVE THE REQUESTER
-----------------------------------------------
                           GIVE THE NAME
                           AND SOCIAL
FOR THIS TYPE OF           SECURITY NUMBER
ACCOUNT:                   OF:
-----------------------------------------------
 1.  Individual            The individual

 2.  Two or more           The actual owner of
     individuals (joint    the account or, if
     account)              combined funds, the
                           first individual on
                           the account(1)

 3.  Custodian account of  The minor(2)
     a minor (Uniform
     Gift to Minors Act)

 4.  a. The usual          The
       revocable savings   grantor-trustee(1)
       trust (grantor is
       also trustee)

     b. So-called trust    The actual owner(1)
       account that is
       not a legal or
       valid trust under
       state law

 5.  Sole proprietorship   The owner(3)

 6.  A valid trust,        Legal entity(4)
     estate or pension
     trust
-----------------------------------------------
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
ADVISOR OR THE INTERNAL REVENUE SERVICE
-----------------------------------------------
                           GIVE THE
                           NAME AND
                           EMPLOYER
FOR THIS TYPE OF           IDENTIFICATION
ACCOUNT:                   NUMBER OF:
-----------------------------------------------
 7.  Corporate             The corporation

 8.  Association, club,    The organization
     religious,
     charitable,
     educational, or
     other tax-exempt
     organization

 9.  Partnership           The partnership

10.  A broker or           The broker or
     registered nominee    nominee

11.  Account with the      The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or prison)
     that receives
     agriculture program
     payment

--------------------------------------------------------------------------------

1.  List first and circle the name of the person whose number you furnish.

2.  Circle the minor's name and furnish the minor's social security number.

3. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

4. List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

                                       2